Exhibit 99.1
NEWS
RELEASE
FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
                      (512) 433-5210
FORESTAR GROUP INC. REPORTS
SECOND QUARTER 2009 RESULTS
     AUSTIN, TEXAS, August 5, 2009—Forestar Group Inc. (NYSE: FOR) today reported second quarter 2009 net income of $50.9 million, or $1.41 per diluted share, compared with second quarter 2008 net income of $9.6 million, or $0.27 per diluted share outstanding. Second quarter 2009 results include a gain of $1.37 per diluted share, after-tax, from the sale of about 75,000 acres of timberland to Hancock Timber Resource Group for approximately $120 million.
     “During second quarter 2009 we made significant progress in executing our strategic initiatives, which include:
•	Selling 75,000 acres of timberland in Georgia and Alabama for approximately $120 million

•	Executing agreements for the sale of about 20,000 acres of HBU timberland in Georgia for $39.5 million

•	Reducing debt over $110 million

•	Lowering operating and general and administrative expenses

•	Reducing investment in real estate development

•	Improving transparency and disclosure related to our mineral assets, including proved developed producing reserve estimates
     We firmly believe the execution of our strategic initiatives will enhance shareholder value,” said Jim DeCosmo, president and chief executive officer of Forestar Group.
     Forestar Group manages its operations through three business segments:
▪	Real estate,

▪	Mineral resources, and

▪	Fiber resources

     At the end of second quarter 2009, our real estate segment includes over 280,000 acres of land owned directly or through ventures located in nine states and twelve markets. Mineral resources include about 622,000 net acres of oil and gas mineral interests located principally in Texas, Louisiana, Alabama and Georgia. Mineral resources also include a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.38 million acres in Texas, Louisiana, Georgia and Alabama. Fiber resources include the sale of wood fiber and management of our recreational leases.
REAL ESTATE

	2nd Qtr.	2nd Qtr.	1st Qtr.
Segment Earnings	2009	2008	2009
($ in Millions)	$5.0	$0.9	$0.5
     Second quarter 2009 real estate segment earnings were negatively impacted by a $4.1 million loss from equity in earnings of unconsolidated ventures, principally due to an impairment charge related to a venture investment in a project located near Atlanta, Georgia.
     Second quarter 2008 real estate segment earnings were negatively impacted by a $3.5 million charge principally related to environmental remediation activities at our San Joaquin River project located near Antioch, California.
Sales Activity

	2nd Qtr. 2009		2nd Qtr. 2008
	Sales	Price	Sales	Price

Undeveloped Land*	7,460 acres	$2,300 / acre	504 acres	$5,900 / acre
Residential Lots*	165 lots	$59,200 / lot	264 lots	$55,000 / lot
Commercial Acres*	—	—	47 acres	$271,700 / acre

*	Includes venture activity
     During second quarter 2009, 7,460 acres of undeveloped land were sold at an average sales price of approximately $2,300 per acre, including a sale of about 5,500 acres of undeveloped land located in some of our most rural locations.
     Residential sales activity for all wholly and partially-owned projects during second quarter 2009 included the sale of 165 lots at an average price of approximately $59,200 per lot.
     No commercial acres were sold in second quarter 2009.
     “Increased undeveloped land sales in second quarter 2009 reflect allocation of additional internal resources and increased marketing efforts focused on generating sales activity,” added Jim DeCosmo.

Real Estate Pipeline
     At the end of second quarter 2009, our real estate segment includes over 280,000 acres of land owned directly or through ventures located in nine states and twelve markets.
2nd Qtr. 2009 Real Estate Pipeline

		In		Developed &
		Entitlement		Under	Total
Real Estate	Undeveloped	Process	Entitled	Development	Acres*
Undeveloped Land
Owned	223,380				230,257
Ventures	6,877
Residential
Owned		28,535	7,929	718	44,230
Ventures		1,080	4,585	1,383
Commercial
Owned		3,985	1,056	520	6,334
Ventures			518	255

Total Acres	230,257	33,600	14,088	2,876	280,821

Estimated Residential Lots			25,676	4,109	29,785

*	Total acres excludes Forestar’s 58% ownership interest in the Ironstob, LLC venture which controls approximately 16,000 acres of undeveloped land
Entitlement Activity
     Including ventures, Forestar has 24 real estate projects representing 33,600 acres in the entitlement process, and over 14,000 acres of entitled land, representing over 25,600 residential lots and almost 1,600 commercial acres.
Development Activity
     Forestar has over 2,800 acres developed and under development owned directly or through ventures. During second quarter 2009 the company invested $7.0 million in real estate development activity, compared with $30.3 million in second quarter 2008. “Excluding our contributions to the resort at Cibolo Canyons, second quarter 2009 investment in development was down over 80% compared with second quarter 2008,” added Mr. DeCosmo.
Investment Activity
     During second quarter 2009, Forestar did not acquire additional real estate.

MINERAL RESOURCES

	2nd Qtr.	2nd Qtr.	1st Qtr.
Segment Earnings	2009	2008	2009
($ in Millions)	$6.4	$23.2	$4.8
     Second quarter 2008 mineral resources segment earnings include $18.5 million in lease bonus payments generated from 47,000 net mineral acres leased to oil and gas companies for exploration and production activities.
Mineral Activity*
Second Quarter 2009

	Revenues	Activity
Royalties	$2.4 million	Natural Gas Production (MMCF)	309.8
		Average Price / MCF	$3.89
		Oil Production (Barrels)	24,800
		Average Price / Barrel	$48.12

Other Lease Revenues	$4.6 million	Acres Leased	8,200
		Average Bonus / Acre	$357

Total Revenues	$7.0 million

*	Includes our share of venture activity
     Including ventures, our share of oil and gas production related to our royalty interests was about 24,800 barrels of oil and approximately 309.8 MMCF of natural gas during second quarter 2009. In addition, Forestar generated other lease revenues of $4.6 million principally related to leasing approximately 8,200 net mineral acres for $357 per acre and delay rentals.
     Forestar’s mineral resources segment includes approximately 622,000 net mineral acres located in Texas, Louisiana, Alabama and Georgia.
Second Quarter 2009
Mineral Ownership

	Available		Held by
State	for Lease*	Leased	Production	Total
Texas	120,000	105,000	19,000	244,000
Louisiana	104,000	10,000	7,000	121,000
Alabama	48,000	9,000	—	57,000
Georgia	200,000	—	—	200,000

	472,000	124,000	26,000	622,000

*	Includes approximately 6,500 net acres subject to lease option.

FIBER RESOURCES

	2nd Qtr.	2nd Qtr.	1st Qtr.
Segment Earnings	2009	2008	2009
($ in Millions)	$3.3	$1.4	$2.9
Fiber Sales Activity
     During second quarter 2009 Forestar generated approximately $4.4 million in revenues from the sale of approximately 380,000 tons of fiber, the majority of which was sold to Temple-Inland Inc. at market prices.
Comments
     “During second quarter 2009 we made significant progress in executing our near-term strategic initiatives, despite difficult market conditions. In addition, we have provided more transparency and disclosure related to our mineral assets, including proved developed producing reserve estimates, which represent only one component of value associated with our mineral interests. We are committed to improving the transparency and disclosure of our mineral assets,” said Mr. DeCosmo.
     “On August 4, 2009 we closed the sale of about 20,000 acres of HBU timberland for approximately $39.5 million. Since the announcement of our strategic initiatives, we have sold over 95,000 acres of timberland for almost $160 million. We firmly believe the execution of our strategic initiatives will enhance shareholder value.”
     The Company will host a conference call on August 5, 2009 at 10:00 am EDT to discuss results of second quarter 2009. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com. To access the conference call, listeners calling from North America should dial 1-866-383-7989 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-617-597-5328. The password is Forestar. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 58581442.
About Forestar Group
     Forestar Group Inc. operates in three business segments: real estate, mineral resources and fiber resources. The real estate segment owns directly or through ventures over 260,000 acres of real estate located in nine states and twelve markets in the U.S. The real estate segment has 24 real estate projects representing 33,600 acres currently in the entitlement process, and 75 entitled, developed and under development projects in seven states and eleven markets encompassing over 16,000 acres, comprised of over 29,700 residential lots and over 2,300 commercial acres. The mineral resources segment manages about 622,000 net acres of oil and gas mineral interests. The fiber resources segment include the sale of wood fiber and management of our recreational leases. The company also has a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.38 million acres in Texas, Louisiana, Georgia and Alabama. Forestar’s address on the World Wide Web is www. forestargroup.com.

Forward-looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this news release.

FORESTAR GROUP INC.
(UNAUDITED)
Business Segments

	Second Quarter		First Six Months
	2009	2008	2009	2008
	(In thousands,		(In thousands,
	except per share)		except per share)
Revenues
Real estate	$28,447	$24,118	$47,234	$52,561
Mineral resources	7,018	24,386	12,939	30,654
Fiber resources	5,001	3,093	9,370	5,605

Total revenues	$40,466	$51,597	$69,543	$88,820
Segment earnings
Real estate	$5,007	$874	$5,549	$4,417
Mineral resources	6,401	23,247	11,183	29,752
Fiber resources	3,290	1,411	6,199	4,251

Total segment earnings	14,698	25,532	22,931	38,420
Items not allocated to segments
General and administrative (a)	(4,257)	(5,348)	(11,876)	(10,354)
Share-based compensation	(2,615)	(847)	(4,321)	(3,528)
Gain on sale of assets	79,214	—	79,214	—
Interest expense	(5,047)	(5,002)	(10,213)	(10,668)
Other non-operating income	44	72	95	154

Income before taxes	82,037	14,407	75,830	14,024
Income tax expense	(31,120)	(4,811)	(28,805)	(4,666)

Net income attributable to Forestar Group Inc.	$50,917	$9,596	$47,025	$9,358

Diluted earnings per share:
Net income	$1.41	$0.27	$1.31	$0.26

Average diluted shares outstanding	36.0	36.1	35.9	36.1

	Second Quarter
	2009	2008
Supplemental Financial Information	(In thousands)
Borrowings under credit facility	$136,000	$205,000
Other debt (b)	101,766	92,024

Total debt	$237,766	$297,024

(a)	First six months 2009 general and administrative costs include approximately $3.2 million paid to outside advisors regarding an evaluation by our Board of Directors of an unsolicited shareholder proposal.

(b)	Consists principally of consolidated venture non-recourse debt.

Information about our real estate projects and our ventures for second quarter-end 2009 follows:

	Second Quarter
	2009	2008
Owned & Consolidated Ventures:
Entitled, developed and under development projects
Number of projects	54	56
Residential lots remaining	20,582	20,737
Commercial acres remaining	1,704	1,604
Undeveloped land and land in entitlement process
Number of projects	22	24
Acres in entitlement process	32,520	32,680
Acres undeveloped (a)	224,616	312,880
Ventures accounted for using the equity method:
Ventures’ lot sales (first six months)
Lots sold	89	153
Revenue per lot sold	$63,835	$52,549
Ventures’ entitled, developed, and under development projects
Number of projects	21	21
Residential lots remaining	9,203	9,086
Commercial acres sold (first six months)	4	32
Revenue per acre sold	$196,996	$281,600
Commercial acres remaining	645	654
Ventures’ undeveloped land and land in entitlement process
Number of projects	2	2
Acres in entitlement process	1,080	920
Acres sold (first six months)	—	—
Revenue per acre sold	$—	$—
Acres undeveloped	5,641	6,127

(a)	Includes 95,000 acres classified as assets held for sale.

A summary of projects in the entitlement process(a) at second quarter-end 2009 follows:

		Project
Project	County	Acres(b)
California

Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia

Ball Ground	Cherokee	500
Burt Creek	Dawson	970
Creekview	Troup	470
Crossing	Coweta	230
Dallas Highway	Haralson	1,060
Fincher Road	Cherokee	3,950
Fox Hall	Coweta	960
Garland Mountain	Cherokee/Bartow	350
Home Place	Coweta	1,510
Hutchinson Mill	Troup	880
Jackson Park	Jackson	700
Martin’s Bridge	Banks	970
Mill Creek	Coweta	770
Serenity	Carroll	440
Three Creeks	Troup	740
Waleska	Cherokee	150
Wolf Creek	Carroll/Douglas	12,230
Yellow Creek	Cherokee	1,060

Texas

Lake Houston	Harris/Liberty	3,700
San Jacinto	Montgomery	150
Entrada(c)	Travis	240
Woodlake Village(c)	Montgomery	840

Total		33,600

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation and submittal of an application, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres, which are the total for the project regardless of our ownership interest, are approximate. The actual number of acres entitled may vary.

(c)	We own a 50% interest in these projects.

A summary of activity within our entitled,(a) developed and under development projects at second quarter-end 2009 follows:

				Residential Lots(c)		Commercial Acres(d)
				Lots Sold		Acres Sold
		Interest		Since	Lots	Since	Acres
Project	County	Owned(b)		Inception	Remaining	Inception	Remaining
Projects we own
California
San Joaquin River	Contra	100%		—	—	—	288
	Costa/Sacramento

Colorado
Buffalo Highlands	Weld	100%		—	164	—	—
Johnstown Farms	Weld	100%		115	493	2	8
Pinery West	Douglas	100%		—	—	—	115
Stonebraker	Weld	100%		—	603	—	13
Westlake Highlands	Jefferson	100%		—	21	—	—

Texas
Arrowhead Ranch	Hays	100%		—	232	—	6
Caruth Lakes	Rockwall	100%		263	386	—	—
Cibolo Canyons	Bexar	100%		570	1,177	64	81
Harbor Lakes	Hood	100%		199	250	—	14
Harbor Mist	Calhoun	100%		—	200	—	—
Hunter’s Crossing	Bastrop	100%		308	183	38	68
La Conterra	Williamson	100%		44	465	—	60
Maxwell Creek	Collin	100%		655	356	10	—
Oak Creek Estates	Comal	100%		14	634	13	—
The Colony	Bastrop	100%		409	2,238	22	49
The Gables at North Hill	Collin	100%		195	88	—	—
The Preserve at Pecan Creek	Denton	100%		218	600	—	9
The Ridge at Ribelin Ranch	Travis	100%		—	—	179	16
Westside at Buttercup Creek	Williamson	100%		1,283	238	66	—
Other projects (7)	Various	100%		1,544	25	197	23

Georgia
Towne West	Bartow	100%		—	2,674	—	121
Other projects (14)	Various	100%		—	3,054	—	705

Missouri and Utah
Other projects (2)	Various	100%		403	361	—	—

				6,220	14,442	591	1,576

Projects in entities we consolidate
Texas
City Park	Harris	75%		1,099	212	50	105
Lantana	Denton	55	% (e)	442	1,839	—	—
Light Farms	Collin	65%		—	2,517	—	—
Stoney Creek	Dallas	90%		67	687	—	—
Timber Creek	Collin	88%		—	614	—	—
Other projects (5)	Various	Various		936	271	24	23

				2,544	6,140	74	128

Total owned and consolidated				8,764	20,582	665	1,704
Projects in ventures that we account for using the equity method
Georgia
Seven Hills	Paulding	50%		634	446	26	—
The Georgian	Paulding	38%		288	1,097	—	—
Other projects (5)	Various	Various		1,845	249	3	—

Texas
Bar C Ranch	Tarrant	50%		176	1,023	—	—
Fannin Farms West	Tarrant	50%		271	109	—	15
Lantana	Denton	Various (e)		1,436	34	14	75
Long Meadow Farms	Fort Bend	19%		604	1,502	72	138
Southern Trails	Brazoria	40%		357	670	—	—
Stonewall Estates	Bexar	25%		192	189	—	—
Summer Creek Ranch	Tarrant	50%		796	1,772	—	363
Summer Lakes	Fort Bend	50%		325	798	56	—
Village Park	Collin	50%		339	221	3	2
Waterford Park	Fort Bend	50%		—	493	—	37
Other projects (2)	Various	Various		296	228	—	15

Florida
Other projects (3)	Various	Various		473	372	—	—

Total in ventures				8,032	9,203	174	645

Combined Total				16,796	29,785	839	2,349

(a)	A project is deemed entitled when all major discretionary land-use approvals have been received. Some projects may require additional permits for development.

(b)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them. Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(c)	Lots are for the total project, regardless of our ownership interest.

(d)	Commercial acres are for the total project, regardless of our ownership interest and are net developable acres, which may be fewer than the gross acres available in the project.

(e)	The Lantana project consists of a series of 15 partnerships in which our voting interests range from 25% to 55%. We account for three of these partnerships using the equity method and we consolidate the remaining partnerships.
     A summary of our commercial operating properties, commercial projects and condominium projects at second quarter-end 2009 follows:

			Interest
Project	County	Market	Owned(a)	Type	Description

Radisson Hotel	Travis	Austin	100%	Hotel	413 guest rooms and suites
Palisades West	Travis	Austin	25%	Office	375,000 square feet
Presidio at Judge’s Hill	Travis	Austin	60%	Condo	45 units
Las Brisas	Williamson	Austin	49%	Multi-Family	414 unit luxury apartment
Harbor Lakes Golf Club	Hood	Dallas/Fort Worth	100%	Golf Club	18-hole golf course and club
Gulf Coast Apartments	Various	Various	2%	Multi-Family	9 apartment communities

(a)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly.